Exhibit 5.1
April 17, 2007
Range Resources Corporation
777 Main Street, Suite 800
Fort Worth, Texas 76102
Ladies and Gentlemen:
     We have acted as special counsel to Range Resources Corporation, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time pursuant to Rule 415 under the Securities Act (the “Offering”) of up to 7,000,000 shares (plus an over allotment option in favor of the underwriters for up to an additional 1,050,000 shares) (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company pursuant to the Underwriting Agreement dated April 17, 2007 by and among the Company and the underwriters named therein (the “Underwriting Agreement”).
     The Shares were offered and sold pursuant to a prospectus supplement, dated April 17, 2007, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on April 17, 2007, to a prospectus dated June 21, 2006 (such prospectus, as amended and supplemented by the prospectus supplement, the “Prospectus”), included in a Registration Statement on Form S-3 (Registration No. 333-135193) (as amended, the “Registration Statement”), which Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.
     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation, Certificate of First Amendment to the Certificate of Incorporation and Amended and Restated Bylaws of the Company, (ii) certain resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the Board of Directors, or to the extent permitted by Section 141 of the General Corporation Law of the State of Delaware (the “DGCL”), a duly constituted and acting committee thereof, being referred to herein as the “Board”) relating to the registration, offer and sale of the Shares and related matters, (iii) the Registration Statement, (iv) the Prospectus and (v) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.
     As to any facts material to the opinion contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.
     In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those

Range Resources Corporation
April 17, 2007

documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; (vi) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus and the Registration Statement; (vii) no stop order suspending the effectiveness of the Registration Statement will have been issued by the Commission and no proceedings for that purpose will have been issued by the Commission prior to the issuance of the Shares and (viii) no offering participant (other than the Company) has used or referred to any free writing prospectus that was distributed in a manner that would require the filing of such material with the Commission pursuant to Rule 433 under Securities Act and which was not so filed in accordance with such rule.
     Based upon such examination and review and the foregoing assumptions, we are of the opinion that the Shares, when issued and sold in the manner described in the Registration Statement and the Prospectus, will be legally issued, fully paid and non-assessable.
     The foregoing opinions are limited in all respects to the DGCL (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America as in effect on the date hereof and we undertake no duty to update or supplement the foregoing opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective. We do not express any opinions as to the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the references to us under the heading “Legal Matters” in the prospectus that forms a part of the Registration Statement. To effect such filing (by incorporation by reference), we hereby consent to the filing of this opinion letter as an exhibit to a current report on Form 8-K. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission issued thereunder.

Very truly yours, VINSON & ELKINS L.L.P.